NEWS RELEASE Patrick Industries, Inc. Announces Chief Financial Officer Transition ELKHART, IN, January 5, 2026 – Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) today announced the appointment of Matthew Filer, 53, as Executive Vice President – Finance, Chief Financial Officer and Treasurer, in alignment with the Company’s executive succession plan. He will succeed Andrew Roeder, who informed the Company on December 29, 2025 that he will step down from his role as Executive Vice President – Finance, Chief Financial Officer and Treasurer. Mr. Roeder will remain with the Company through the filing date of its Form 10-K for the fiscal year ended December 31, 2025. Mr. Filer joined the Company as Senior Vice President of Finance in November 2022, served as Interim Executive Vice President – Finance, Chief Financial Officer, and Treasurer of the Company from May 2023 to March 2024, and was elected Chief Accounting Officer in May 2024. “The Board of Directors and I would like to thank Andy for his dedicated and humble service to the Company,” said Andy Nemeth, Chief Executive Officer of Patrick. “Andy’s leadership of our finance organization helped guide Patrick through the dynamic end-market conditions we experienced during his tenure, and he leaves behind a strong, capable team well positioned for the future. We wish him continued success and are confident that Matt’s deep financial expertise, organizational leadership, and knowledge of Patrick and our end markets will serve us well into 2026 and beyond.” Mr. Roeder commented, “I would like to thank Andy and the entire Patrick team for the opportunity to be part of such a great organization. I have enjoyed my time at Patrick and believe this is the right time to pursue opportunities more closely aligned with my entrepreneurial and operational background. Matt has played an instrumental role in the success of the finance function, and I am confident he will be an exceptional CFO in executing the Company’s business strategies going forward.” About Patrick Industries, Inc. Patrick (NASDAQ: PATK) is a leading component solutions provider serving the RV, Marine, Powersports and Housing markets. Since 1959, Patrick has empowered manufacturers and outdoor enthusiasts to achieve next- level recreation experiences. Our customer-focused approach brings together design, manufacturing, distribution, and transportation in a full solutions model that defines us as a trusted partner. Patrick is home to more than 85 leading brands, all united by a commitment to quality, customer service, and innovation. Headquartered in Elkhart, IN, Patrick employs approximately 10,000 skilled team members throughout the United States. For more information on Patrick, our brands, and products, please visit www.patrickind.com. Forward-Looking Statements This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in the Company's Forms 10-Q for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made. Contact: Steve O'Hara Vice President of Investor Relations oharas@patrickind.com 574.294.7511